EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of International Silver, Inc. for the three months ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John A. McKinney, Chief Financial Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 15, 2012	By:	/s/ John A. McKinney
John A. McKinney,
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934.